UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 30, 2012, HC-2501 W William Cannon Dr, LLC (“HC-2501 Cannon”), a wholly owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of the Carter Validus Mission Critical REIT, Inc. (the “Company”), acquired 100% of the fee simple interest in an approximately 27,000 square foot integrated medical facility consisting of a surgical center, a diagnostic and radiological center, and a pain management center (the “Stonegate Medical Center”), located in Austin, Texas, for a purchase price of $9,100,000, plus closing costs. The seller of the Stonegate Medical Center, Stonegate Professional Properties, L.P., is not affiliated with the Company, its advisor or its respective affiliates.

The Company purchased the Stonegate Medical Center using $9,100,000 of net proceeds from its initial public offering. In addition, at the time of acquisition, the Company placed a mortgage on the property, which allows the Company to borrow up to $4,890,000 under a secured line of credit. The terms of the line of credit are defined below. In connection with the acquisition, the Company paid an acquisition fee of approximately $182,000, or 2% of the purchase price, to the Company’s advisor, Carter/Validus Advisors, LLC.

The Stonegate Medical Center was constructed in 2008 and consists of three buildings. As of March 30, 2012, the Stonegate Medical Center was 100% leased to three tenants.

Substantially all of the operations at the Stonegate Medical Center are healthcare related. In evaluating the Stonegate Medical Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

The following table shows, as of March 30, 2012, the current effective annual rental income, lease expiration and renewal options for the three tenants that occupy 10% or more of the rentable square footage of the Stonegate Medical Center:

	Square Feet	Current Annual Base Rent.(3)	Base Rent per Square Foot	Lease Term		Renewal Options
Tenant				Beginning	Ending
Austin Pain Associates, P.A.(1)	9,173	$245,286	$26.74	5/1/2006	4/1/2016	None
Austin Radiological Association(2)	9,100	196,761	$21.62	9/1/2006	9/1/2026	None
Stonegate Surgery Center.(1)	9,100	255,528	$28.08	5/1/2006	4/1/2026	None

(1)	Rent increases annually by 5% of the then current annual base rent.
(2)	Rent increases annually by 3% of the then current annual base rent.
(3)	Each of the major tenants has a net lease that requires the tenant to reimburse certain operating expenses of the property in addition to the base rent.

For 2011, the real estate taxes on the Stonegate Medical Center were approximately $99,100. For federal income tax purposes, the Company estimates that the depreciable basis in the Stonegate Medical Center will be approximately $7,180,000. For federal income tax purposes, the Company depreciates personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively. The Stonegate Medical Center is located in Austin, Texas, and as such may compete with other healthcare properties for tenants if the tenant leases are not renewed.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2012, CVOP, and HC-2501 Cannon, entered into a credit agreement with Keybank National Association (“KeyBank”) to obtain a secured revolving credit facility in an aggregate maximum principal amount of $30,000,000 (the “KeyBank Line of Credit”). The KeyBank Line of Credit is evidenced by a promissory note in the principal amount of $30,000,000, a credit agreement, a guaranty agreement, a contribution agreement, and a hazardous materials indemnity agreement (collectively, the “KeyBank Loan Agreement”). The proceeds of loans made under the KeyBank Loan Agreement may be used to finance the purchase of properties, capital expenditures with respect to real estate and for general corporate working capital purposes. The initial term of the KeyBank Loan Agreement is 36 months from the closing date, maturing on March 30, 2015, which may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee.

On March 30, 2012, the Company secured the KeyBank Line of Credit by executing a Deed of Trust, Assignment of Leases and Rents, and Security Agreement (the “KeyBank Deeds of Trust”) on our Stonegate Medical Center for the benefit of the lender. During the initial and the extended term of the KeyBank Loan Agreement, any loan made under the KeyBank Loan Agreement shall bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate (“LIBOR”), plus an applicable margins ranging from 2.50% to 3.25% which are determined based on the overall leverage of CVOP or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.00% which are determined based on the overall leverage of CVOP. In addition to interest, CVOP is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Loan Agreement at a per annum rate equal to 0.50% if the average daily amount outstanding balance under the KeyBank Loan Agreement is less than 50% of the lenders’ commitments or 0.35% if the average daily amount outstanding under the KeyBank Loan Agreement is greater than 50% of the lenders’ commitments, and the unused fee is payable quarterly in arrears. In the event of a default, CVOP shall be required to pay a default interest rate equal to interest rate calculated in accordance with the KeyBank Loan Agreement plus 5.00% per annum. Additionally, in the event of default the lender has the right to terminate its obligations under the KeyBank Loan Agreement, including the funding of future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the Stonegate Medical Center or any other properties that are added to the collateral pool.

The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement. The initial credit available for CVOP to borrow under the KeyBank Loan Agreement will be a maximum principal amount of $4,890,000 and will increase if CVOP adds additional properties to the collateral pool to secure the KeyBank Line of Credit. Additional financial institutions are expected to become lenders under the KeyBank Loan Agreement and subject to certain conditions, the KeyBank Line of Credit can be increased up to $250,000,000. The obligations of CVOP and HC-2501 Cannon with respect to the KeyBank Loan Agreement are guaranteed by the Company, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Loan Agreement and all terms, conditions and covenants of the KeyBank Loan Agreement, as further discussed below. In addition, CVOP has pledged a security interest in the Stonegate Medical Center as collateral for the KeyBank Line of Credit pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Deed of Trust. Furthermore, CVOP has assigned its rights under respective property management agreements and advisory agreements of HC-2501 Cannon as additional collateral to secure the KeyBank Line of Credit.

The KeyBank Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the KeyBank Line of Credit, limitations on the nature of CVOP’s business, and limitations on distributions by us, CVOP and its subsidiaries. The KeyBank Loan Agreement also imposes the following financial covenants, which are specifically defined in the KeyBank Loan Agreement, on us, CVOP and HC-2501 Cannon, as applicable: (a) minimum liquidity thresholds; (b) a minimum ratio of operating cash flow to fixed charges; (c) a maximum ratio of liabilities to asset value; (d) a maximum daily distribution covenant; (e) minimum quarterly equity raise; (f) minimum number of properties in the collateral pool; (g) minimum debt yield; and (h) a minimum tangible net worth. In addition, the KeyBank Loan Agreement includes events of default that are customary for credit facilities and transactions of this type.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits

10.1	Credit Agreement by and among CVOP, as borrower, KeyBank National Association and other parties to the agreement or that may service parties to the agreement, as lenders, and KeyBanc Capital Markets, as sole land arranger and lead book runner, dated March 30, 2012.

10.2	Unconditional Guaranty of Payment and Performance from the Company, et al for the benefit of KeyBank National Association dated March 30, 2012.

10.3	Indemnity Agreement Regarding Hazardous Materials by and among HC-2501 W William Cannon DR, LLC, CVOP and the Company for the benefit of KeyBank National Association dated March 30, 2012.

10.4	Deed of Trust, Security Agreement And Assignment Of Leases And Rents from HC-2501 W William Cannon DR, LLC as
Grantor to Gary S. Farmer, as Trustee for the benefit of KeyBank National Association, dated March 30, 2012.

10.5	Assignment of Leases and Rents by HC-2501 W William Cannon DR, LLC to KeyBank National Association, as Agent, dated March 30, 2012.

10.6	Swing Loan Note from CVOP to KeyBank National Association, dated March 30, 2012.

10.7	Revolving Credit Note from CVOP to KeyBank National Association, dated March 30, 2012.

10.8	Contribution Agreement by and among the Company, CVOP, the other guarantors identified therein, dated March 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: April 4, 2012	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow Title: Chief Financial Officer

Exhibit Index

10.1	Credit Agreement by and among CVOP, as borrower, KeyBank National Association and other parties to the agreement or that may service parties to the agreement, as lenders, and KeyBanc Capital Markets, as sole land arranger and lead book runner, dated March 30, 2012.

10.2	Unconditional Guaranty of Payment and Performance from the Company, et al for the benefit of KeyBank National Association dated March 30, 2012.

10.3	Indemnity Agreement Regarding Hazardous Materials by and among HC-2501 W William Cannon DR, LLC, CVOP and the Company for the benefit of KeyBank National Association dated March 30, 2012.

10.4	Deed of Trust, Security Agreement And Assignment Of Leases And Rents from HC-2501 W William Cannon DR, LLC as
Grantor to Gary S. Farmer, as Trustee for the benefit of KeyBank National Association, dated March 30, 2012.

10.5	Assignment of Leases and Rents by HC-2501 W William Cannon DR, LLC to KeyBank National Association, as Agent, dated March 30, 2012.

10.6	Swing Loan Note from CVOP to KeyBank National Association, dated March 30, 2012.

10.7	Revolving Credit Note from CVOP to KeyBank National Association, dated March 30, 2012.

10.8	Contribution Agreement by and among the Company, CVOP, the other guarantors identified therein, dated March 30, 2012.